SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of

                    The Securities Exchange Act Of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                              SPX Corporation
          --------------------------------------------------------
              (Name of Registrant as Specified in its Charter)

                                    N/A
          --------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------
[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------
     (4) Date Filed:

     -------------------------------------------------------------------

SPX Corporation issued the following press release on March 28, 2005.

Contact:   Jeremy W. Smeltser (Investors)           [GRAPHIC OMITTED: SPX LOGO]
           704-752-4478
           E-mail:  investor@spx.com

           Tina Betlejewski (Media)
           704-752-4454
           E-mail: spx@spx.com


                SPX AUTHORIZES NEW SHARE REPURCHASE PROGRAM

              INTENDS TO REPURCHASE 10 MILLION SHARES OF STOCK

      CHARLOTTE, NC - March 28, 2005 - SPX Corporation (NYSE:SPW) today announced that its Board of Directors has authorized a new share repurchase program that replaces the company's existing repurchase program and is consistent with the December 2004 amendment to the company's senior secured credit facility. Under the new program, if the company's Consolidated Leverage Ratio (as defined in the credit facility) is greater than 2.50 to 1.00, the company's repurchases are limited to $250 million plus 50% of Consolidated Net Income, as defined in the credit facility. If the company's Consolidated Leverage Ratio is less than 2.50 to 1.00, the company's repurchases will be unlimited, subject to the financial and other covenants in the company's credit facility.

      The new repurchase program was initiated following the closing of the company's tender offer for its senior notes and replaces the August 27, 2003 Board authorization. The exact timing and amount of share repurchases will be subject to market conditions and other factors.

      At its investor meeting on March 3, 2005, the company announced its new financial strategy, which includes a target gross debt to EBITDA ratio in the range of 1.50 - 2.00 to 1.00. The company expects to reach this leverage ratio after using a portion of the proceeds from the pending sale of its Kendro laboratory and life sciences products business to pay down debt. As part of its financial strategy, the company also intends to repurchase approximately 10 million shares of its stock during 2005.

      SPX Corporation is a leading global provider of thermal equipment and services, flow technology, test and measurement solutions and industrial products and services. For more information visit the company's web site at www.spx.com.

      Certain statements in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please refer to our public filings for a discussion of certain important factors that relate to forward-looking statements contained in this press release. The words "believe," "expect," "anticipate," "estimate," "guidance," "target" and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

      SPX Corporation shareholders are strongly advised to read the proxy statement relating to SPX Corporation's 2005 annual meeting of shareholders when it becomes available, as it will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and any other documents filed by SPX Corporation with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, SPX Corporation will mail the proxy statement to each shareholder of record on the record date to be established for the shareholders' meeting. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at SPX Corporation's Internet website at www.spx.com or by writing to Investor Relations, SPX Corporation, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277, telephone (704) 752-4400.

      SPX Corporation, its executive officers and directors may be deemed to be participants in the solicitation of proxies for SPX Corporation's 2005 annual meeting of shareholders. Information regarding these participants is contained in a filing under Rule 14a-12 filed by SPX Corporation with the Securities and Exchange Commission on March 16, 2005.

                                   # # #